SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Transactions Agreement with Comcast

On April 25, 2014, Charter Communications, Inc. (“Charter”) entered into a binding definitive agreement (the “Transactions Agreement”) with Comcast Corporation (“Comcast”), which contemplated three transactions: (1) a contribution and spin-off transaction, (2) an asset exchange and (3) a purchase of assets. Pursuant to the terms of the Transactions Agreement, Comcast had the right to terminate the Transactions Agreement upon termination of the merger agreement among Comcast, Time Warner Cable Inc. (“TWC”) and Tango Acquisition Sub, Inc. (the “Merger Agreement”). On April 24, 2015, Comcast and TWC terminated the Merger Agreement and delivered a notice of termination of the Transactions Agreement to Charter (the “Termination Notice”).

A copy of the Termination Notice is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the text of the Termination Notice.

CCOH Safari Notes

On November 5, 2014, CCOH Safari, LLC (“Safari II”), a subsidiary of Charter, issued $1.5 billion aggregate principal amount of 5.500% Senior Notes due 2022 (the “2022 Notes”) and $2.0 billion aggregate principal amount of 5.750% Senior Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”). The offering and sale of the Notes resulted in net proceeds of approximately $3.46 billion, after deducting underwriting discounts and commissions. Charter intended to use the proceeds to fund the closing of the transactions contemplated by the Transactions Agreement and placed the proceeds into escrow pending such closing pursuant to an Escrow Agreement, dated as of November 5, 2014 (the “Escrow Agreement”), by and among U.S. Bank National Association (the “Escrow Agent”), The Bank of New York Mellon Trust Company, N. A. (the “Trustee”), and Safari II.

Under the Escrow Agreement, upon Charter’s notification to the Escrow Agent and the Trustee that the Transactions Agreement had been terminated, the Notes were subject to a special redemption. The special redemption price is equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest from the issue date of the Notes, up to, but not including, the date of such special redemption. On April 24, 2015, Safari II notified the Escrow Agent and the Trustee that the Transactions Agreement had been terminated, that the Notes were subject to a special redemption and directed the Escrow Agent to disburse the proceeds and redeem the Notes pursuant to the terms of the Escrow Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Notice of Termination of the Transactions Agreement, dated as of April 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: April 24, 2015		Chief Accounting Officer

Exhibit Index

Exhibit Number	Description

99.1	Notice of Termination of the Transactions Agreement, dated as of April 24, 2015.